                                    EXHIBIT 24(4)

                    CONSENT OF GARY STEVEN FINDLEY & ASSOCIATES


[Letterhead]


                                   May 19, 1997



First Security Corporation
79 South Main Street
Salt Lake City, Utah  84111


Gentlemen:

We hereby consent to the references made to Gary Steven Findley & Associates in Pre-Effective Amendment No. 1 to the Form S-4 Registration Statement of First Security Corporation in connection with the acquisition of American Bancorp of Nevada.

                                   Sincerely,


                                   GARY STEVEN FINDLEY & ASSOCIATES

                               By: /s/ Gary S. Finley
                                   --------------------------------
                                   Gary Steven Findley
                                   Attorney at Law